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                                                                    EXHIBIT 9.4


                                AGENCY AGREEMENT

      THIS AGREEMENT made as of the day of this ___________ , 19__ , by and between BERGER INVESTMENT PORTFOLIO TRUST, a Delaware business trust, referred to as the "Fund," consisting of separate portfolios represented by separate series of shares of beneficial interest (referred to herein, together with any such portfolios hereafter constituted, where appropriate, individually as a "Portfolio," or collectively as the "Portfolios,") having its principal place of business at 210 University Boulevard, Suite 900, Denver, Colorado 80206, and INVESTORS FIDUCIARY TRUST COMPANY, a state chartered trust company organized and existing under the laws of the State of Missouri, having its principal place of business at 127 West 10th Street, Kansas City, Missouri 64105 ("IFTC"):
                                 WITNESSETH:

     WHEREAS, Fund desires to appoint IFTC as Transfer Agent and Dividend Disbursing Agent, and IFTC desires to accept such appointment;

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.   DOCUMENTS TO BE FILED WITH APPOINTMENT.

     In connection with the appointment of IFTC as Transfer Agent and Dividend Disbursing Agent for Fund, there will be filed with IFTC the following documents:

     A. A certified copy of the resolutions of the Trustees of the Fund appointing IFTC as Transfer Agent and Dividend Disbursing Agent, approving the form of this Agreement, and designating certain persons to sign beneficial interest certificates, if any, and give written instructions and requests on behalf of Fund;

     B. A certified copy of the Trust Instrument of Fund and all amendments thereto;

     C.   A certified copy of the Bylaws of Fund;

     D. Copies of Registration Statements and amendments thereto, filed with the Securities and Exchange Commission.

     E. Specimens of all forms of outstanding shares of beneficial interest, in the forms approved by the Trustees of Fund, with a certificate of the Secretary of Fund, as to such approval;


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     F.   Specimens of the signatures of the officers of the Fund authorized to sign beneficial interest certificates and individuals authorized to sign written instructions and requests;

     G.   An opinion of counsel for Fund with respect to:

          (1) Fund's organization and existence under the laws of its state of organization,

          (2) The status of all shares of beneficial interest of Fund covered by the appointment under the Securities Act of 1933, as amended, and any other applicable federal or state statute, and

          (3) That all issued shares are, and all unissued shares will be, when issued, validly issued, fully paid and nonassessable.

2. CERTAIN REPRESENTATIONS AND WARRANTIES OF IFTC. IFTC represents and warrants to Fund that:

     A. It is a trust company duly organized and existing and in good standing under the laws of Missouri.

     B. It is duly qualified to carry on its business in the State of Missouri.

     C. It is empowered under applicable laws and by its Trust Instrument and bylaws to enter into and perform the services contemplated in this Agreement.

     D. It is registered as a transfer agent to the extent required under the Securities Exchange Act of 1934.

     E. All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

     F. It has and will continue to have and maintain the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

3. CERTAIN REPRESENTATIONS AND WARRANTIES OF FUND. Fund represents and warrants to IFTC that:

     A. It is a business trust duly organized and existing and in good standing under the laws of the State of Delaware.

     B. It is an open-end diversified management investment company registered under the Investment Company Act of 1940, as amended.


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     C.   A registration statement under the Securities Act of 1933 has been filed and will be effective with respect to all shares of Fund being offered for sale.

     D. All requisite steps have been or will be taken to register Fund's shares for sale in all applicable states.

     E. Fund is empowered under applicable laws and by its Trust Instrument and bylaws to enter into and perform this Agreement.

4.   SCOPE OF APPOINTMENT.

     A. Subject to the conditions set forth in this Agreement, Fund hereby employs and appoints IFTC as Transfer Agent and Dividend Disbursing Agent.

     B. IFTC hereby accepts such employment and appointment and agrees that it will act as Fund's Transfer Agent and Dividend Disbursing Agent. IFTC agrees that it will also act as agent in connection with each Portfolio's periodic withdrawal payment accounts and other open accounts or similar plans for shareholders, if any.

     C. IFTC agrees to provide the necessary facilities, equipment and personnel to perform its duties and obligations hereunder in accordance with industry practice.

     D. Fund agrees to use its best efforts to deliver to IFTC in Kansas City, Missouri, as soon as they are available, all of its shareholder account records.

     E. Subject to the provisions of Sections 19. and 20. hereof, IFTC agrees that it will perform all of the usual and ordinary services of Transfer Agent and Dividend Disbursing Agent and as Agent for the various shareholder accounts, including, without limitation, the following: issuing, transferring and cancelling beneficial interest certificates, if any, maintaining all shareholder accounts, preparing shareholder meeting lists, mailing proxies, receiving and tabulating proxies, mailing shareholder reports and prospectuses, withholding taxes on nonresident alien and foreign corporation accounts, for pension and deferred income, backup withholding or other instances agreed upon by the parties, preparing and mailing checks for disbursement of redemptions, income dividends and capital gains distributions, preparing and filing U.S. Treasury Department Form 1099 for all shareholders, preparing and mailing confirmation forms to shareholders and dealers with respect to all purchases and redemptions of Fund shares and other transactions in shareholder


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          accounts for which confirmations are required, recording reinvestments of dividends and distributions in Fund shares, and cooperating with broker-dealers and financial intermediaries who represent shareholders of the Fund.

5. LIMIT OF AUTHORITY. Unless otherwise expressly limited by the resolution of appointment or by subsequent action by the Fund, the appointment of IFTC as Transfer Agent will be construed to cover the full amount of authorized shares of beneficial interest of the class or classes for which IFTC is appointed as the same will, from time to time, be constituted, and any subsequent increases in such authorized amount. In case of such increase Fund will file with IFTC:

     A. If the appointment of IFTC was theretofore expressly limited, a certified copy of a resolution of the Trustees of Fund increasing the authority of IFTC;

     B. A certified copy of the amendment to the Trust Instrument of Fund authorizing the increase of shares of beneficial interest;

     C. A certified copy of the order or consent of each governmental or regulatory authority required by law to consent to the issuance of the increased shares of beneficial interest, and an opinion of counsel that the order or consent of no other governmental or regulatory authority is required;

     D.   Opinion of counsel for Fund stating:

          (1) The status of the additional shares of beneficial interest of Fund under the Securities Act of 1933, as amended, and any other applicable federal or state statute; and

          (2) That the additional shares are, or when issued will be, validly issued, fully paid and nonassessable.

6.   COMPENSATION AND EXPENSES.

     A. In consideration for its services hereunder as Transfer Agent and Dividend Disbursing Agent, Fund will pay to IFTC from time to time a reasonable compensation for all services rendered as Agent, and also, all its reasonable out-of-pocket expenses, charges, counsel fees, and other disbursements (Compensation and


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          Expenses) incurred in connection with the agency. Such compensation is set forth in a separate schedule, a copy of which is attached hereto and incorporated herein by reference. IFTC shall make reasonable efforts to bill the Fund as soon as practicable after the end of each calendar month for the Compensation and Expenses due for that month and said billing shall be detailed in accordance with the such schedule. If the Fund has not paid such Compensation and Expenses to IFTC within a reasonable time, IFTC may charge against any monies held under this Agreement, the amount of any Compensation and/or Expenses for which it shall be entitled to reimbursement under this Agreement.

     B. Fund agrees to promptly reimburse IFTC for all reasonable out-of-pocket expenses or advances incurred by IFTC in connection with the performance of services under this Agreement, for postage (and first class mail insurance in connection with mailing share certificates), envelopes, check forms, continuous forms, forms for reports and statements, stationery, and other similar items, telephone and telegraph charges incurred in answering inquiries from dealers or shareholders, microfilm used each year to record the previous year's transactions in shareholder accounts and computer tapes used for permanent storage of records and cost of insertion of materials in mailing envelopes by outside firms. IFTC will provide to Fund no less often than monthly a detailed accounting of all such expenses on behalf of the Fund.


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7.   OPERATION OF IFTC SYSTEM.

     A. In connection with the performance of its services under this Agreement, IFTC is responsible for such items as: (1) The accuracy of entries in IFTC's records reflecting orders and instructions received by IFTC from dealers, shareholders, Fund or its principal underwriter;

          (2) The availability and the accuracy of shareholder lists, shareholder account verifications, confirmations and other shareholder account information to be produced from its records or data;

          (3) The accurate and timely issuance of dividend and distribution checks in accordance with instructions received from Fund;

          (4) The accuracy of redemption transactions and payments in accordance with redemption instructions received from dealers, shareholders or Fund;

          (5) The deposit daily in Fund's appropriate special bank account of all checks and payments received from dealers or shareholders for investment in shares;

          (6) The requiring of proper forms of instructions, signatures and signature guarantees and any necessary documents supporting the legality of transfers, redemptions and other shareholder account transactions, all in conformance with IFTC's and the Fund's present procedures with such changes as may be required or approved by Fund; and

          (7) The maintenance of a current duplicate set of Fund's essential records at a secure distant location, in a form available and usable forthwith in the event of any breakdown or disaster disrupting its main operation.

8.   INDEMNIFICATION.

     A. IFTC will not be responsible for, and Fund will hold harmless and indemnify IFTC from and against any loss by or liability to the Fund or a third party, including reasonable attorney's fees, in connection with any claim or suit asserting any such liability arising out of or attributable to actions taken or omitted by IFTC pursuant to this Agreement, unless IFTC has acted negligently or in bad faith. The matters covered by this indemnification include but are not limited to those of Section 14. hereof. Fund will be responsible for, and will have the right to conduct or control the defense of any litigation asserting liability, including reasonable attorney's fees, against which IFTC is indemnified hereunder. IFTC will not be under any obligation to prosecute or defend any action or suit in respect of the agency relationship hereunder, which, in its opinion, may involve it in expense or liability, unless Fund will, as often as requested, furnish IFTC with reasonable, satisfactory security and indemnity against such expense or liability.


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     B.   IFTC will hold harmless and indemnify Fund from and against any loss or liability arising out of IFTC's negligence or bad faith in performing its duties under this Agreement, including reasonable attorney's fees.

9.   CERTAIN COVENANTS OF IFTC AND FUND.

     A. All requisite steps will be taken by Fund from time to time when and as necessary to register the Fund's shares for sale in all states in which Fund's shares shall at the time be offered for sale and require registration. If at any time Fund will receive notice of any stop order or other proceeding in any such state affecting such registration or the sale of Fund's shares, or of any stop order or other proceeding under the federal securities laws affecting the sale of Fund's shares, Fund will give prompt notice thereof to IFTC.

     B. IFTC hereby agrees to perform such transfer agency functions as are set forth in Section 4.E. above and establish and maintain facilities and procedures reasonably acceptable to Fund for safekeeping of shares of beneficial interest certificates, check forms, and facsimile signature imprinting devices, if any; and for the preparation or use, and for keeping account of, such certificates, forms and devices, and to carry such insurance as it considers adequate and reasonably available and not to substantially reduce such level of insurance without prior notice to the Fund.

     C. To the extent required by Section 31 of the Investment Company Act of 1940 as amended and Rules thereunder, IFTC agrees that all records maintained by IFTC relating to the services to be performed by IFTC under this Agreement are the


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          property of Fund and will be preserved and will be surrendered promptly to Fund on request.

     D. IFTC agrees to furnish Fund semiannual reports of its financial condition, consisting of a balance sheet, earnings statement and any other financial information reasonably requested by Fund. The annual financial statements will be certified by IFTC's certified public accountants.

     E. IFTC represents and agrees that it will use its best efforts to keep current on the trends of the investment company industry relating to shareholder services and will use its best efforts to continue to modernize and improve.

     F. IFTC will permit Fund and its authorized representatives to make periodic inspections of its operations as such would involve the Fund at reasonable times during business hours.

10.  RECAPITALIZATION OR READJUSTMENT.

     In case of any recapitalization, readjustment or other change in the capital structure of Fund requiring a change in the form of beneficial interest certificates, IFTC will issue or register certificates in the new form in exchange for, or in transfer of, the outstanding certificates in the old form, upon receiving:

     A.   Written instructions from an officer of Fund;

     B. Certified copy of the amendment to the Trust Instrument or other document effecting the change;

     C. Certified copy of the order or consent of each governmental or regulatory authority, required by law to the issuance of the beneficial interest certificate in the new form, and an opinion of counsel that the order or consent of no other government or regulatory authority is required;

     D. Specimens of the new certificates in the form approved by the Trustees of Fund, with a certificate of the Secretary of Fund as to such approval;

     E.   Opinion of counsel for Fund stating:


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          (1)  The status of the shares of beneficial interest of Fund in the new form under the Securities Act of 1933, as amended and any other applicable federal or state statute; and

          (2) That the issued shares in the new form are, and all unissued shares will be, when issued, validly issued, fully paid and nonassessable.

11.  BENEFICIAL INTEREST CERTIFICATES.

     Fund will furnish IFTC with a sufficient supply of blank beneficial interest certificates and from time to time will renew such supply upon the request of IFTC. Such certificates will be signed manually or by facsimile signatures of the officers of Fund authorized by law and by bylaws to sign such certificates, and if required, will bear the corporate seal or facsimile thereof.

12.  DEATH, RESIGNATION OR REMOVAL OF SIGNING OFFICER.

     Fund will file promptly with IFTC written notice of any change in the officers authorized to sign certificates, written instructions or requests, together with two signature cards bearing the specimen signature of each newly authorized officer. In case any officer of Fund who will have signed manually or whose facsimile signature will have been affixed to blank certificates will die, resign, or be removed prior to the issuance of such certificates, IFTC may issue or register such certificates as the certificates of Fund notwithstanding such death, resignation, or removal, until specifically directed to the contrary by Fund in writing. In the absence of such direction, Fund will file promptly with IFTC such approval, adoption, or ratification as may be required by law.

13.  FUTURE AMENDMENTS OF TRUST INSTRUMENT AND BYLAWS.

     Fund will promptly file with IFTC copies of all material amendments to its Trust Instrument or bylaws made after the date of this Agreement.

14.  INSTRUCTIONS, OPINION OF COUNSEL AND SIGNATURES.

     At any time IFTC may apply to any person authorized by the Fund to give instructions to IFTC, and may with the approval of a Fund officer consult with legal counsel for Fund or its own legal counsel at the expense of Fund, with respect to any matter arising in connection with the agency and it will not be liable for any action taken or omitted by it in good faith in reliance upon such instructions or upon the opinion of such counsel. IFTC will be


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     protected in acting upon any paper or document reasonably believed by it to be genuine and to have been signed by the proper person or persons and will not be held to have notice of any change of authority of any person, until receipt of written notice thereof from Fund. It will also be protected in recognizing beneficial interest certificates which it reasonably believes to bear the proper manual or facsimile signatures of the officers of Fund, and the proper countersignature of any former Transfer Agent or Registrar, or of a co-Transfer Agent or co-Registrar.

15.  PAPERS SUBJECT TO APPROVAL OF COUNSEL.

     The acceptance by IFTC, of its appointment as Transfer Agent and Dividend Disbursing Agent and all documents filed in connection with such appointment and thereafter in connection with the agencies, will be subject to the approval of legal counsel for IFTC (which approval will be not unreasonably withheld).

16.  CERTIFICATION OF DOCUMENTS.

     The required copy of the Trust Instrument of Fund and copies of all amendments thereto will be certified by the Secretary of State (or other appropriate official) of the State of Certification, and if such Trust Instrument and amendments is required by law to be also filed with a county, city or other officer of official body, a certificate of such filing will appear on the certified copy submitted to IFTC. A copy of the order or consent of each governmental or regulatory authority required by law to the issuance of the beneficial interest certificate will be certified by the Secretary or Clerk of such governmental or regulatory authority, under proper seal of such authority. The copy of the Bylaws and copies of all amendments thereto, and copies of resolutions of the Trustees of Fund, will be certified by the Secretary or an Assistant Secretary of Fund under the Fund's seal.

17.  RECORDS.

     IFTC will maintain customary records in connection with its agency, and particularly will maintain those records required to be maintained pursuant to subparagraph (2) (iv) of paragraph (b) of Rule 31a-1 for the period and in the manner prescribed by Rule 31a-2 under the Investment Company Act of 1940, if any.

18.  DISPOSITION OF BOOKS, RECORDS AND CANCELLED CERTIFICATES.


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     IFTC will send periodically to Fund, or to where designated by the
     Secretary or an Assistant Secretary of Fund, all books, documents, and all records no longer deemed needed for current purposes and beneficial interest certificates which have been cancelled in transfer or in exchange, upon the understanding that such books, documents, records, and beneficial interest certificates will not be destroyed by Fund without the consent of IFTC (which consent will not be unreasonably withheld), but will be safely stored for possible future reference.

19.  PROVISIONS RELATING TO IFTC AS TRANSFER AGENT.

     A. IFTC will make original issues of beneficial interest certificates upon written request of an officer of Fund and upon being furnished with a certified copy of a resolution of the Trustees authorizing such original issue, an opinion of counsel as outlined in paragraphs 1.D. and G. of this Agreement, any documents required by paragraphs 5. or
          10. of this Agreement, and necessary funds for the payment of any original issue tax.

     B. Before making any original issue of certificates Fund will furnish IFTC with sufficient funds to pay all required taxes on the original issue of the shares of beneficial interest, if any. Fund will furnish IFTC such evidence as may be required by IFTC to show the actual value of such shares. If no taxes are payable IFTC will be furnished with an opinion of outside counsel to that effect.

     C. Shares of beneficial interest will be transferred and new certificates issued in transfer, or shares of beneficial interest accepted for redemption and funds remitted therefor, upon surrender of the old certificates in form deemed by IFTC properly endorsed for transfer or redemption accompanied by such documents as IFTC may deem necessary to evidence that authority of the person making the transfer or redemption, and bearing satisfactory evidence of the payment of any applicable transfer taxes. IFTC reserves the right to refuse to transfer or redeem shares until it is satisfied that the endorsement or signature on the certificate or any other document is valid and genuine, and for that purpose it may require a guaranty of signature by a financial institution as permitted by the Fund's prospectus or as otherwise required by applicable law. IFTC also reserves the right to refuse to transfer or redeem shares


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          until it is satisfied that the requested transfer or redemption is legally authorized, and it will incur no liability for the refusal in good faith to make transfers or redemptions which, in its judgment, are improper or unauthorized. IFTC may, in effecting transfers or redemptions, rely upon Simplification Acts or other statutes which protect it and Fund in not requiring complete fiduciary documentation. In cases in which IFTC is not directed or otherwise required to maintain the consolidated records of shareholder's accounts, IFTC will not be liable for any loss which may arise by reason of not having such records, provided that such loss could not have been prevented by the exercise of ordinary diligence.

     D. When mail is used for delivery of beneficial interest certificates IFTC will forward certificates in "nonnegotiable" form by first class or registered mail and certificates in "negotiable" form by registered mail, all such mail deliveries to be covered while in transit to the addressee by insurance arranged for by IFTC.

     E. IFTC will issue and mail subscription warrants, certificates representing dividends, exchanges or split ups, or act as Conversion Agent upon receiving written instructions from any officer of Fund and such other documents as IFTC deems necessary.

     F. IFTC will issue, transfer, and split up certificates and will issue certificates of beneficial interest representing full shares upon surrender of scrip certificates aggregating one full share or more when presented to IFTC for that purpose upon receiving written instructions from an officer of Fund and such other documents as IFTC may deem necessary.

     G. IFTC may issue new certificates in place of certificates represented to have been lost, destroyed, stolen or otherwise wrongfully taken upon receiving instructions from Fund and indemnity satisfactory to IFTC and Fund, and may issue new certificates in exchange for, and upon surrender of, mutilated certificates. Such instructions from Fund will be in such form as will be approved by the Trustees of Fund and will be in accordance with the provisions of law and the bylaws of Fund governing such matter.


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     H.   IFTC will supply a shareholder's list to Fund for its annual meeting upon receiving a request from an officer of Fund. It will also supply lists at such other times as may be requested by an officer of Fund.

     I. Upon receipt of written instructions of an officer of Fund, IFTC will address and mail notices to shareholders.

     J. In case of any request or demand for the inspection of the shareholder records of Fund or any other books in the possession of IFTC, IFTC will endeavor to notify Fund and to secure instructions as to permitting or refusing such inspection. IFTC reserves the right, however, to exhibit the shareholder records or other books to any person in case it is advised by its counsel that it may be held responsible for the failure to exhibit the shareholder records or other books to such person.

     K. In the event that any check or other order for the payment of money is returned unpaid for any reason, IFTC will: (i) within three days give written notice of such return to the Fund or its designee; (ii) place a stop transfer order against all Fund shares issued in certificate form as a result of such check or order or cancel the purchase of Fund shares issued in book-entry form as a result of such check or order,
          (iii) take such other steps as IFTC may, in its discretion, deem appropriate or as the Fund or its designee may instruct.

     L. Upon receipt of all necessary information and documentation relating to a redemption, IFTC will issue to the Fund's custodian an advice setting forth the number of shares of the Fund received by IFTC for redemption. IFTC shall, upon notification that the custodian has transferred funds for the redemption of shares to a redemption account at IFTC or at another bank, pay such moneys to the shareholder, his authorized agent or legal representative.

     M. IFTC is authorized to review and process transfers of shares of the Fund and exchanges between the Fund and other mutual funds for which IFTC acts as transfer agent as permitted in the prospectus for the Fund, on the records of the Fund maintained by IFTC. If shares to be transferred are represented by outstanding certificates, IFTC shall, upon surrender to it of the certificates in proper form for transfer, and upon cancellation thereof, countersign and issue new certificates for a


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          like number of shares (if so requested by the registered holder thereof) and deliver the same. If the shares to be transferred are not represented by outstanding certificates, IFTC shall upon an order thereof by or on behalf of the registered holder thereof in proper form, credit the same to the transferee on its books. If shares are to be exchanged for shares of another mutual fund, IFTC will process such shares exchanged in the same manner as a redemption and sale of shares, except that it may in its discretion waive requirements for information and documentation.

     N. Unless otherwise instructed by the Fund, IFTC shall maintain records showing for each investor's account the following: (i) names, addresses, tax identifying numbers and assigned account numbers; (ii) numbers of shares held; (iii) historical information regarding the account of each shareholder, including dividends paid and date and price of all transactions on a shareholder's account; (iv) any stop or restraining order placed against a shareholder's account or on lost and/or replaced certificates; (v) information with respect to withholdings in the case of a foreign account; (vi) any capital gain or dividend reinvestment order, account application, dividend address and correspondence relating to the current maintenance of a shareholder's account; (vii) certificate numbers and denominations for any shareholders holding certificates; and (viii) any information required in order to permit the Fund to confirm that IFTC has properly performed the calculations contemplated or required by this Agreement.

     O. IFTC will maintain records necessary to reflect the crediting of dividends which are reinvested in shares of the Fund.

     P. IFTC will investigate all shareholder inquiries related to shareholder accounts and respond promptly to correspondence from shareholders.

     Q. If requested and as directed by the Fund, IFTC will address and mail all communications to shareholders or their nominees, including proxy material and periodic reports to shareholders.

     R. In connection with special and annual meetings of shareholders, IFTC will prepare shareholder lists, mail and certify as to the mailing of proxy materials, process and tabulate returned proxy cards, report on proxies voted and received by IFTC prior to


                                     -14-


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          meetings as stated in the proxy statement, and certify to the
          Secretary of the Fund shares to be voted at meetings.

     S. In addition to the duties expressly provided for herein, IFTC shall perform such other duties and functions as are set forth in the Compensation and Expenses schedule hereto from time to time.

20. PROVISIONS RELATING TO DIVIDEND DISBURSING AGENCY.

     A. IFTC will maintain one or more deposit accounts as Agent for the Fund, into which the funds for payment of dividends, distributions, redemptions or other disbursements provided for hereunder will be deposited, and against which checks for the foregoing purposes will be drawn (Accounts).

     B. Upon the receipt of proper instructions, as described below, which may be continuing instructions when deemed appropriate by the parties, IFTC shall pay out monies of the Fund in such Accounts in the following cases only:

          1. For the redemption of Fund shares according to the Fund's then current prospectus;

          2. For the payment of any dividends declared by the Fund or other distributions to shareholders of the Fund; and


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

          3. For any other proper purpose, but only upon receipt of proper instructions specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom such payment is to be made.

          IFTC shall disburse funds from such Accounts as directed upon receipt of instructions from the Fund. All instructions shall be given only by persons designated in writing to IFTC by the Fund to be authorized to give instructions to IFTC under this Agreement. Instructions may be in writing executed by an authorized representative of the Fund or, if IFTC reasonably believes such instructions to be by an authorized representative of the Fund, via telecommunications.

     C. The Fund will promptly notify IFTC of the declaration of any dividend or distribution. The Fund shall furnish to IFTC a written document specifying the date of the declaration of such dividend or distribution, the date of payment thereof, the record date as of which shareholders entitled to payment shall be determined, the amount payable per share to shareholders of record as of that date, and the total amount payable to IFTC on the payment date.

     D. IFTC will, on or before the payable date of any dividend or distribution, notify the Fund's custodian and the Fund of the estimated amount of cash required to pay said dividend or distribution. On or before the mailing date of such dividend or distribution, Fund shall instruct the custodian to place in a dividend disbursing account at IFTC or another bank, funds equal to the cash amount to be paid out. IFTC will calculate, prepare and mail checks to, or (where appropriate) credit such dividend or distribution to the account of, Fund shareholders, and maintain and safeguard all required underlying records.

     E. As directed by the Fund, IFTC shall prepare and mail to each Fund shareholder such information with respect to each dividend or distribution as is required by applicable federal income tax laws and regulations and by the Investment Company Act of 1940.

     F. As directed by the Fund, IFTC shall file such appropriate information returns concerning the payment of dividends and capital gain distributions with the proper federal authorities as are required by federal law to be filed by the Fund and shall withhold such sums as are required to be withheld by federal law.

     G. IFTC will, at the expense of the Fund, provide a special form of check containing the imprint of any device or other matter desired by Fund. Such form of checks must, however, be compatible with the equipment employed by IFTC and its agents.

     H. If the Fund desires to include additional printed matter, financial statements, etc. with the dividend checks, the same will be furnished to IFTC within a reasonable time prior to the date of mailing of the dividend checks, at the expense of the Fund.

     I. If the Fund desires that its distributions be mailed in any special form of envelopes, a sufficient supply of the same will be furnished to IFTC, but the size and form of said envelopes will be subject to the approval of IFTC. If stamped envelopes are used, they must be furnished by Fund or, if postage stamps are to be affixed to the envelopes, the stamps or the cash necessary for such stamps must be furnished by the Fund prior to mailing.

     J. IFTC is authorized and directed to stop payment of checks theretofore issued hereunder, but not presented for payment, when the payees thereof allege either that they have not received the checks or that such checks have been mislaid, lost, stolen, destroyed or through no fault of theirs, are otherwise beyond their control, and cannot be produced by them for presentation and collections, and, to issue and deliver duplicate checks in replacement thereof upon receipt of properly executed affidavits.

21.  ASSUMPTION OF DUTIES BY THE FUND.

     The Fund may assume certain duties and responsibilities of IFTC or those usual and ordinary services of Transfer Agent and Dividend Disbursement Agent as those terms are referred to in Section 4.E. of this Agreement including but not limited to accepting shareholder instructions and transmitting orders based on such instructions to IFTC, preparing and mailing confirmations, obtaining certified TIN numbers, and disbursing monies of the Fund. To the extent the Fund or its agent or affiliate assumes such duties and responsibilities, IFTC shall be relieved from all responsibility and liability therefor.

22.  TERMINATION OF AGREEMENT.

     A.   This Agreement may be terminated by either party upon receipt of sixty
          (60) days written notice from the other party.

     B. Fund, in addition to any other rights and remedies, shall have the right to terminate this Agreement forthwith upon the occurrence at any time of any of the following events:

          (1) Any interruption or cessation of operations by IFTC or its assigns which materially interferes with the business operation of Fund;

          (2) The bankruptcy of IFTC or its assigns or the appointment of a receiver for IFTC or its assigns;

          (3) Any merger, consolidation or sale of substantially all the assets of IFTC or its assigns;

          (4) The acquisition of a controlling interest in IFTC or its assigns, by any broker, dealer, investment adviser or investment company except as may presently exist; or

          (5) Failure by IFTC or its assigns to perform its duties in accordance with the Agreement, which failure materially adversely affects the business operations of Fund and which failure continues for thirty (30) days after receipt of written notice from Fund.

     C. In the event of termination, Fund will promptly pay IFTC all amounts due to IFTC hereunder.

     D. In the event of termination, IFTC will use its best efforts to transfer the books and records of the Fund to the designated successor transfer agent and to provide other information relating to its service provided hereunder for reasonable compensation therefor.

23.  ASSIGNMENT.

     A. Neither this Agreement nor any rights or obligations hereunder may be assigned by IFTC without the written consent of Fund; provided, however, no assignment will relieve IFTC of any of its obligations hereunder. IFTC may, however, employ agents to assist it in performing its duties hereunder.

     B. This Agreement will inure to the benefit of and be binding upon the parties and their respective successors and assigns.

24.  CONFIDENTIALITY.

     A. IFTC agrees that, except as provided in the last sentence of Section 19.J hereof, or as otherwise required by law, IFTC will keep confidential all records of and information in its possession relating to Fund or its shareholders or shareholder accounts and will not disclose the same to any person except at the request or with the consent of Fund.

     B. Fund agrees to keep confidential all financial statements and other financial records (other than statements and records relating solely to Fund's business dealings with IFTC) and all manuals, systems and other technical information and data, not publicly disclosed, relating to IFTC's operations and programs furnished to it by IFTC pursuant to this Agreement and will not disclose the same to any person except at the request or with the consent of IFTC.

     C. The Fund acknowledges that IFTC and DST Systems, Inc. (DST) have proprietary rights in and to the computerized data processing recordkeeping system used by IFTC to perform services hereunder including, but not limited to the maintenance of shareholder accounts and records, processing of related information and generation of output (the MFS System), including, without limitation any changes or modifications of the MFS System and any other IFTC or DST programs, data bases, supporting documentation, or procedures ("collectively IFTC Protected

          Information") which the Fund's access to the MFS System or computer hardware or software may permit the Fund or its employees or agents to become aware of or to access and that the IFTC Protected Information constitutes confidential material and trade secrets of IFTC. The Fund agrees to maintain the confidentiality of the IFTC Protected Information. The Fund acknowledges that any unauthorized use, misuse, disclosure or taking of IFTC Protected Information which is confidential as provided by law, or which is a trade secret, residing or existing internal or external to a computer, computer system, or computer network, or the knowing and unauthorized accessing or causing to be accessed of any computer, computer system, or computer network, may be subject to civil liabilities and criminal penalties under applicable state law. The Fund will advise all of its employees and agents who have access to any IFTC Protected Information or to any computer equipment capable of accessing IFTC or DST hardware or software of the foregoing. IFTC and DST are intended to be, and shall be, third party beneficiaries of the Fund's obligations and undertakings contained in this Section.

25.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

     All representations and warranties by either party herein contained will survive the execution and delivery of this Agreement.

26.  LIMITATION OF LIABILITY.

     Notice is hereby given that the Fund is a business trust organized under the Delaware Business Trust Act pursuant to a Certificate of Trust filed in the office of the Secretary of State of the State of Delaware. All parties to this Agreement acknowledge and agree that the Fund is a series Fund and all debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series shall be enforceable against the assets held with respect to such series only, and not against the assets of the Fund generally or against the assets held with respect to any other series and further that no trustee, officer or holder of shares of beneficial interest of the Fund shall be personally liable for any of the foregoing.

27.  MISCELLANEOUS.

     A. This Agreement is executed and delivered in the State of Missouri and shall be governed by the laws of said state.

     B. All the terms and provisions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the respective successors and assigns of the parties hereto.

     C. No provisions of the Agreement may be amended or modified, in any manner except by a written agreement properly authorized and executed by both parties hereto.

     D. The captions in this Agreement are included for convenience of reference only, and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

     E. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     F. If any part, term or provision of this Agreement is by the courts held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officers.


                                       INVESTORS FIDUCIARY TRUST COMPANY


                                       By:
                                          ---------------------------------


                                       Title:
                                             ------------------------------


                                       BERGER INVESTMENT PORTFOLIO TRUST


                                       By:
                                          ---------------------------------

                                       Title:
                                             ------------------------------

EXHIBIT B

                                INSURANCE COVERAGE


Minimum Insurance Coverages:

DESCRIPTION OF POLICY:

     BROKERS BLANKET BOND, STANDARD FORM 14
          Covering losses caused by dishonesty of employees, physical loss of securities on or outside of premises while in possession of authorized person, loss caused by forgery or alteration of checks or similar instruments.
          Minimum Coverage: $75,000,000

     ERRORS AND OMISSIONS INSURANCE
          Indemnifies against loss in providing shareholder accounting services by reason of neglect, error or omission.
          Minimum Coverage: $10,000,000

     MAIL INSURANCE (APPLIES TO ALL FULL SERVICE OPERATIONS)

          Provides indemnity for security lost in the mails.
          Minimum Coverage:
          $10,000,000 per envelope nonnegotiable securities mailed to domestic locations via registered mail.
          $1,000,000 per envelope nonnegotiable securities mailed to domestic locations via first-class or certified mail.
          $1,000,000 per envelope nonnegotiable securities mailed to foreign locations via registered mail.
          $1,000,000 per envelope negotiable securities mailed to all locations via registered mail.